As filed with the Securities and Exchange Commission on August 31, 2011
Registration No.  333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

DYNAMICS RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)
Massachusetts (State or other jurisdiction of incorporation or organization)	04-2211809 (I.R.S. Employer Identification No.)
Two Tech Drive, Andover, Massachusetts (Address of principal executive offices)	01810-2434 (Zip Code)

2011 Employee Stock Purchase Plan
 (Full title of the plans)

Richard A. Covel, Esq.
Vice President and General Counsel
Dynamics Research Corporation
Two Tech Drive, Andover, Massachusetts 01810-2434
(Name and address of agent for service)
Telephone No.: (978) 289-1616 / Facsimile No.:  (978) 289-1887
(Telephone number, including area code, of agent for service)
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.10 par value	250,000	$ 9.715	$ 2,428,750	$ 281.98

(1)    Represents 250,000 shares issuable upon the exercise of options granted under the 2011 Employee Stock Purchase Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional shares of Common Stock which become issuable under the Plan the by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock, and pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)    Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  The computation is based upon the average of the high and low prices of the Company’s common stock as reported on the Nasdaq Global Market on August 26, 2011.

PART I.

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents that have been filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 28, 2011 and the portions of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 14, 2011 incorporated by reference therein;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed with the Commission on April 29, 2011 and August 9, 2011, respectively;

(3)	The Registrant’s Current Reports on Form 8-K dated January 11, 2011, June 1, 2011, June 2, 2011, June 22, 2011 and June 30, 2011; and

(4)
The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on October 30, 1973 and all amendments or reports filed for the purpose of updating such description.

The Registrant is also incorporating by reference in this registration statement all reports and other documents that it files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining.  These reports and documents will be incorporated by reference in and considered to be a part of this registration statement as of the date of filing of such reports and documents.

Any statement contained in this registration statement or in a document which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

The Registrant is organized under the laws of The Commonwealth of Massachusetts.  The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.  Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

The Registrant’s Restated Articles of Organization provide that the Registrant shall, to the extent legally permissible, indemnify each of its directors, officers and other persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the corporation or such other organization or where a majority of the disinterested directors of the corporation, upon the written opinion of counsel, shall determine that such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation.  The Registrant’s directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at time such liability is determined.  The By-laws provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts against certain liabilities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

See Exhibit Index.

Item 9.                      Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Andover, Commonwealth of Massachusetts on August 31, 2011.

DYNAMICS RESEARCH CORPORATION

/s/ David Keleher

David Keleher
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Keleher and Richard A. Covel, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James P. Regan	President, Chairman and Chief Executive Officer (Principal Executive Officer)	August 31, 2011
James P. Regan

/s/ David Keleher	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 31, 2011
David Keleher

/s/ Shaun McCarthy	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 31, 2011
Shaun McCarthy

/s/ John S. Anderegg, Jr.	Director	August 26, 2011
John S. Anderegg, Jr.

/s/ Francis J. Aguilar	Director	August 26, 2011
Francis J. Aguilar

/s/ Gen. George T. Babbitt, Jr.	Director	August 26, 2011
Gen. George T. Babbitt, Jr.

/s/ Lt. Gen. Charles P. McCausland	Director	August 26, 2011
Lt. Gen. Charles P. McCausland

/s/ Nickolas Stavropoulos	Director	August 26, 2011
Nickolas Stavropoulos

/s/ Richard G. Tennant	Director	August 26, 2011
Richard G. Tennant

/s/ W. Scott Thompson	Director	August 26, 2011
W. Scott Thompson

EXHIBIT INDEX

Exhibit No.	Description	Location

4.1	Specimen Common Stock certificate	Incorporated by reference to Exhibit 4(c) of the registrant’s Form S-8 filed April 27, 2001 (File No. 333-59706).

4.2	Rights Agreement, dated as of July 23, 2008 between Dynamics Research Corporation and American Stock Transfer & Trust Company, as Rights Agent.	Incorporated by reference to Exhibit 4.2 of the registrant’s Form 8-K filed July 25, 2008.

5.1	Opinion of Richard A. Covel, Esq., General Counsel of the Registrant	Filed herewith.

10.1	2011 Employee Stock Purchase Plan	Filed herewith.

23.1	Consent of Grant Thornton LLP	Filed herewith.

23.2	Consent of Richard A. Covel, Esq.	Contained in opinion filed as Exhibit 5.1 to this Registration Statement.

24	Power of Attorney	Included on the signature page of this registration statement.